DVSJUJFT&YDIBOHF DUPGDPOGJEFOUJBMUSFBUNFOUSFRVFTUQVSTVBOUUP3VMFCPGUIF4F< >JOEJDBUFTJOGPSNBUJPOIBTCFFOPNJUUFEPOUIFCBTJTPGBUIUIF4FDVSJUJFTBOE&YDIBOHF$PNNJTTJPO BTBNFOEFE5IJTJOGPSNBUJPOIBTCFFOGJMFETFQBSBUFMZXJ Exhibit (c)(viii)

&YDIBOHF$PNNJTTJPO &YDIBOHF$PNNJTTJPO < >JOEJDBUFTJOGPSNBUJPOIBTCFFOPNJUUFEPOUIFCBTJTPGBDPOGJEFOUJBMUSFBUNFOUSFRVFTUQVSTVBOUUP3VMFCPGUIF4FDVSJUJFT&YDIBOHF DUPG BTBNFOEFE5IJTJOGPSNBUJPOIBTCFFOGJMFETFQBSBUFMZXJUIUIF4FDVSJUJFTBOE < >JOEJDBUFTJOGPSNBUJPOIBTCFFOPNJUUFEPOUIFCBTJTPGBDPOGJEFOUJBMUSFBUNFOUSFRVFTUQVSTVBOUUP3VMFCPGUIF4FDVSJUJFT&YDIBOHF DUPG BTBNFOEFE5IJTJOGPSNBUJPOIBTCFFOGJMFETFQBSBUFMZXJUIUIF4FDVSJUJFTBOE

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of 2 of 2 of

1! 4/-/4'( 4.4 +--4 +--4,/-4 2-4&-4)#*%34)0+4 4 &YDIBOHF$PNNJTTJPO 4 ) 4 - < >JOEJDBUFTJOGPSNBUJPOIBTCFFOPNJUUFEPOUIFCBTJTPGBDPOGJEFOUJBMUSFBUNFOUSFRVFTUQVSTVBOUUP3VMFCPGUIF4FDVSJUJFT&YDIBOHF DUPG BTBNFOEFE5IJTJOGPSNBUJPOIBTCFFOGJMFETFQBSBUFMZXJUIUIF4FDVSJUJFTBOE 2-.4)$*&34 ).4

&YDIBOHF$PNNJTTJPO < >JOEJDBUFTJOGPSNBUJPOIBTCFFOPNJUUFEPOUIFCBTJTPGBDPOGJEFOUJBMUSFBUNFOUSFRVFTUQVSTVBOUUP3VMFCPGUIF4FDVSJUJFT&YDIBOHF DUPG BTBNFOEFE5IJTJOGPSNBUJPOIBTCFFOGJMFETFQBSBUFMZXJUIUIF4FDVSJUJFTBOE

1! 4/-/4'( 4.4 +--4 +--4,/-4 2-4&-4)#*%34)0+4 4 &YDIBOHF$PNNJTTJPO 4 ) 4 - < >JOEJDBUFTJOGPSNBUJPOIBTCFFOPNJUUFEPOUIFCBTJTPGBDPOGJEFOUJBMUSFBUNFOUSFRVFTUQVSTVBOUUP3VMFCPGUIF4FDVSJUJFT&YDIBOHF DUPG BTBNFOEFE5IJTJOGPSNBUJPOIBTCFFOGJMFETFQBSBUFMZXJUIUIF4FDVSJUJFTBOE 2-.4)$*&34 ).4

1! 4/-/4'( 4.4 +--4 +--4,/-4 2-4&-4)#*%34)0+4 4 &YDIBOHF$PNNJTTJPO 4 ) 4 - < >JOEJDBUFTJOGPSNBUJPOIBTCFFOPNJUUFEPOUIFCBTJTPGBDPOGJEFOUJBMUSFBUNFOUSFRVFTUQVSTVBOUUP3VMFCPGUIF4FDVSJUJFT&YDIBOHF DUPG BTBNFOEFE5IJTJOGPSNBUJPOIBTCFFOGJMFETFQBSBUFMZXJUIUIF4FDVSJUJFTBOE 2-.4)$*&34 ).4

!(1h3Z73<8h6\Bh?Wh3KRX\Dg3\DRLh 83HV8H3\8<h7RKULZ3]CRLh[R7F53Z8:hJ8c8W3@8h (1h)h*1+hRLhZARdLh)8c8W3@8h h0 #h 7HRZ8hZDZhZZaK8Zh1h eh3ZZ`K8Zh73T37C^hH3\8Z\hR=h3Zh3\3h,WG8\h-R]8 TW8Z8N\3]DRNZh!3YCM@Zh !. %)!(..##- +&. ).. ). . ). .. .-$'!- )h '1 OhR 53 ' h hh3OR f4 @Nh C h _Z h %37\/8]h eh 3c3 +h1 ZhbZDN@h D h f b5 Z3 h < >JOEJDBUFTJOGPSNBUJPOIBTCFFOPNJUUFEPOUIFCBTJTPGBDPOGJEFOUJBMUSFBUNFOUSFRVFTUQVSTVBOUUP3VMFCPGUIF4FDVSJUJFT&YDIBOHF DUPG BTBNFOEFE5IJTJOGPSNBUJPOIBTCFFOGJMFETFQBSBUFMZXJUIUIF4FDVSJUJFTBOE&YDIBOHF$PNNJTTJPO 3Z4 Lh3%). h . (. . (. !## !)%-. #%(' %).$. . (. . $)-. . #*(.. )%)#!.,$& . .$#%)(. ! %(. /R_W78hRKT3Ofh>DHCL@Zh&3HHh]W3LZ7WDT]Zh h%CN3L7D3Hh3\3hDH34H8h85]hK3eh85Ih (1h)2+hTWS>RPQ3h h73T37C\fh85Eh3M9h73H7bJ3\89h4bW:8L8;h (1h3L;h 3L9h8WhZZbK8Zh84IhK3eh

4Sd 4/DR4D/X48d3NGQHV/Y?NHdWN3B1/V46 J<dF4_4S/<4d$-d-'d&-'dNHdV=N`Hd/<4d d%4_4S d,d 3DNV4d1/V@VdVV]G4Vd -d$-dd41Ed3/P/3?ZdD/X4VXdN9d/Vd/X/d(SC4Xd)NY4 PS4V4JX/Y@NJVd/U?I<Vd & */ $$.)// &$))/ */ !!/ */ // -#*) #) %d dNK # d bd0 dK N ? [V !/3X+4Yd d% ///_ Vd @ b < >JOEJDBUFTJOGPSNBUJPOIBTCFFOPNJUUFEPOUIFCBTJTPGBDPOGJEFOUJBMUSFBUNFOUSFRVFTUQVSTVBOUUP3VMFCPGUIF4FDVSJUJFT&YDIBOHF DUPG BTBNFOEFE5IJTJOGPSNBUJPOIBTCFFOGJMFETFQBSBUFMZXJUIUIF4FDVSJUJFTBOE&YDIBOHF$PNNJTTJPO /0V Hd/ / d X2>d !!/ !&)/ %/&*/$#/%( )/!!/ %*./!!/ #*/,'// &* )/ $+)// #*&*$ /-%'#/ /$&*)/ / $!! *&./ +N[S34dNGP/Kbd:@D?H<Vd /DDdYS/HV3S@PYVd d!?J/H3@/Dd/X/d@D/0D4d41Yd/VV\G4Vd adG/ad/dPSO:NLM/d%.'d Vd^V@J<d3/P/3?Xbd41Ad/I5d3/D3^F/X45d0^S64H47d$-d/H7d /GNTX@c/X@NHd;Sd/V3/84d/H8d1^

< >JOEJDBUFTJOGPSNBUJPOIBTCFFOPNJUUFEPOUIFCBTJTPGBDPOGJEFOUJBMUSFBUNFOUSFRVFTUQVSTVBOUUP3VMFCPGUIF4FDVSJUJFT&YDIBOHF DUPG BTBNFOEFE5IJTJOGPSNBUJPOIBTCFFOGJMFETFQBSBUFMZXJUIUIF4FDVSJUJFTBOE&YDIBOHF$PNNJTTJPO